UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2011
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MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On February 9, 2011, MTI MicroFuel Cells Inc. (“MTI Micro”), a [majority-owned] subsidiary of Mechanical Technology, Incorporated (the “Company”), entered into an amendment (the “Amendment”) to the Common Stock and Warrant Purchase Agreement dated January 11, 2010 (the “Purchase Agreement”) with the Counter Point Ventures Fund II, L.P. (“Counter Point”). Counter Point is a current stockholder of MTI Micro, and Dr. Walter L. Robb, a member of the Board of Directors of the Company and MTI Micro, is the general partner of Counter Point.

Pursuant to the Purchase Agreement, in 2010, MTI Micro sold to Counter Point an aggregate of 28,571,429 shares of MTI Micro Common Stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $0.070, and issued warrants (“Warrants”) to purchase 5,714,286 shares of Common Stock at an exercise price of $0.070 per share. As a result, Dr. Robb and Counter Point currently beneficially own an aggregate of approximately 47.75% of the outstanding capital stock of MTI Micro or 41.98% of a fully-diluted basis.

Pursuant to the Amendment, MTI Micro may issue and sell to Counter Point up to an additional 6,428,574 shares of Common Stock at a purchase price per share of $0.070, through June 30, 2011, and Warrants to purchase shares of Common Stock equal to 20% of the shares of Common Stock purchased under the Amendment at an exercise price of $0.070 per share. The sale and issuance of the Common Stock and Warrants shall occur over multiple closings (each, a “Closing”) occurring over one (1) two-month closing period and five (5) one-month closing periods (each, a “Closing Period”), the first Closing of which is expected to occur in February 2011 with MTI Micro raising $90,000 from the sale of 1,285,716 shares of Common Stock and Warrants to purchase 257,143 shares of Common Stock to Counter Point (the “First Closing”). Subsequent Closings may occur thereafter during the Closing Periods upon delivery of written notice by MTI Micro to Counter Point of its desire to consummate a Closing, and Counter Point’s acceptance of such offer under the Purchase Agreement on the terms agreed upon with MTI Micro.

If MTI Micro were to issue and sell the remainder of the 6,428,574 shares pursuant to the Amendment, the Company would continue to own an aggregate of approximately 47.98% of the outstanding shares of MTI Micro or 53.63% on a fully-diluted basis, and Dr. Robb and Counter Point would own an aggregate of approximately 49.9% of the outstanding capital stock of MTI Micro or 44.21% on a fully-diluted basis. As a result, the Company will become a minority shareholder of MTI Micro, and the Company may no longer have the ability to control MTI Micro.

If MTI Micro issues capital stock in a fundraising transaction raising at least $1,000,000 prior to June 30, 2011 (a “Third-Party Financing”), then the purchase price per share of the Common Stock shall be adjusted for the remaining term of the Amendment to equal the purchase price in the Third-Party Financing but the aggregate maximum purchase price will remain the same. For additional information relating to the Purchase Agreement, please see the Company’s Form 8-K filed January 14, 2010.

This foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by the terms and conditions of the Amendment attached hereto as Exhibit 10.1 and the form of Common Stock Warrant attached hereto as Exhibit 10.2, both incorporated by reference herein, and the terms and conditions of the Purchase Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed January 14, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Amendment No. 1, dated February 9, 2011, to the Common Stock and Warrant Purchase Agreement, dated January 11, 2010, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.
10.2	Form of Common Stock Warrant.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: February 10, 2011	By:	/s/ PENG K. LIM
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amendment No. 1, dated February 9, 2011, to the Common Stock and Warrant Purchase Agreement, dated January 11, 2010, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.
10.2	Form of Common Stock Warrant.